                               FIRST AMENDMENT TO
                    INFORMATION MANAGEMENT RESOURCES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

     The Information Management Resources, Inc. Employee Stock Purchase Plan is amended, effective as of April 1, 1997, by deleting in its entirety Section 4(b) thereof and substituting therefor the following new Section 4(b):



                                  "SECTION 4.
              SECURITIES SUBJECT TO THE PLAN AND PURCHASE PERIODS

     . . .

     (b) Purchase Period means each three-month calendar period, beginning on February 1, May 1, August 1 and November 1.

     For purposes of implementing this amendment, with respect to Shares purchased on March 31, 1997 pursuant to the provisions of the Plan prior to the amendment, no sales of such Shares shall be permitted until July 1, 1997.

     For the transition month of April 1 - 30, 1997, notwithstanding the provisions of Section 6(e) of the Plan, no changes in payroll deduction amounts will be permitted for Participants with deductions in effect for the period January 1 - March 31, 1997; the amounts in effect for the period January 1 - March 31, 1997 will remain in effect for those Participants during April of 1997.

     In addition, for eligible employees who become Participants at the beginning of the transition month of April 1997, the payroll deduction amounts which they elect for the period April 1 - 30 shall remain in effect through the end of the full three-month Purchase Period of May 1 - July 31. Similarly, withdrawals submitted during the month of April 1997 shall be deemed effective
as of the last day of the Purchase Period ending July 31, 1997.   Hence, anyone
who withdraws during the month of April 1997 shall not be eligible to rejoin the Plan until the Purchase Period commencing on November 1, 1997.

     The provisions of Section 9(c) regarding Participants who cease to be employees during April 1997 shall not be affected by the amendment or the transition rules set forth herein.

     The Committee (and, to the extent authority is delegated, the Plan Administrator) shall have the right to announce further transition rules in order to provide for ease of administration of the Plan during the transition caused by this amendment.


  ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY
               ON MARCH 19, 1997, TO BE EFFECTIVE APRIL 1, 1997.

                                              __________________________________
                                              CORPORATE SECRETARY

                     INFORMATION MANAGEMENT RESOURCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                                   SECTION 1.
                                    PURPOSE

     The purpose of the Information Management Resources, Inc. Employee Stock Purchase Plan (the "Plan") is to promote the interests of the Company by providing the opportunity to purchase Shares to Employees in order to attract and retain Employees by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of the Plan shall, accordingly, be construed so as to comply with the requirements of Section 423 of the Code whenever possible.


                                   SECTION 2.
                                  DEFINITIONS

     2.1 "BASE PAY" means regular straight-time and overtime earnings received from the Company, excluding payments for incentive compensation, bonuses and other special payments.

     2.2 "BOARD" means the Board of Directors of Information Management Resources, Inc.

     2.3  "COMMITTEE" means the Compensation Committee of the Board.

     2.4 "COMPANY" means Information Management Resources, Inc., a Florida corporation, and any successor to such organization.

     2.5 "CUSTODIAN" means American Stock Transfer and Trust Company, whose address is 40 Wall Street, New York, New York 10005, or such other person as the Committee shall designate from time to time.

     2.6 "EFFECTIVE DATE" means the date set by the Board for the Plan to become effective, which date shall be October 1, 1996. The Effective Date shall be subject to the terms of Section 7(e) and to shareholder approval pursuant to
Section 17.

     2.7 "EXERCISE DATE" means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants' outstanding Purchase Rights will automatically be exercised.

     2.8 "FAIR MARKET VALUE" of each Share on any date means the price determined below on the last business day immediately preceding the date of valuation:

          (a) The closing sales price per Share, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the Shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

          (b) If there is no price as specified in (a), the final reported sales price per Share, or if not reported, the mean of the closing high bid and low asked prices in the over-the-counter market for the Shares as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

          (c) If there also is no price as specified in (b), the price per Share determined by the Board by reference to bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to Subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

          (d) If there also is no price as specified in (c), an amount per Share determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

     2.9 "PARTICIPANT" means an employee of the Company or of a parent or subsidiary of the Company who has enrolled in the Plan by completing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator. The terms parent and subsidiary have the meanings set forth in Code Sections 424(e) and (f), respectively.

     2.10 "PLAN ADMINISTRATOR" means the Vice President-General Counsel of the Company, or any such other person so designated by the Board.

     2.11  "PURCHASE PERIOD" means a calendar quarter period as defined in
Section 4(b) hereof.

     2.12 "PURCHASE RIGHT" means a Participant's option to purchase shares of Common Stock that is deemed to be granted to a Participant during a Purchase Period pursuant to Section 7.

     2.13 "SECTION 16(B) INSIDER" means those persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

     2.14 "SHARES" means the common stock, par value $.10 per share, of Information Management Resources, Inc., and any other stock or securities (including any other share or securities of an entity other than Information Management Resources, Inc.) for or into which the outstanding shares of such common stock are hereinafter exchanged or changed.

     2.15 "TRADING DAY" refers to a day during which the Nasdaq National Market is available for trading the Shares.

                                   SECTION 3.
                                  ELIGIBILITY

     (a) Participation in the Plan is voluntary. All full-time employees of the Company, including officers and directors who are full-time employees but who are not members of the Committee, who have completed at least six (6) months of continuous service with the Company are eligible to participate in the Plan.

The employee's entry date in the Plan shall be the first day of the Purchase Period immediately following the date the employee has satisfied the eligibility provisions. Full-time employees mean those employees who work at least twenty
(20) hours per week and for more than five (5) months in any calendar year.

     (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan if prior to the grant of Purchase Rights or if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company, or any parent or subsidiary (as defined in Code Sections 424(e) and (f), respectively) as referenced in Code Section 423(b)(3).



                                   SECTION 4.
              SECURITIES SUBJECT TO THE PLAN AND PURCHASE PERIODS

     (a) The maximum number of Shares which may be granted and purchased under the Plan may not exceed Two Hundred Thousand (200,000) Shares (subject to adjustment as provided in Section 15), which may be authorized but unissued shares, re-acquired shares or shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares shall again become available for purposes of the Plan, unless the Plan has been terminated.

     (b) Purchase Period means each three month calendar quarter period, beginning on January 1, April 1, July 1, and October 1, with the first such Purchase Period (the "Initial Purchase Period") beginning concurrently with the Effective Date of the Plan.


                                   SECTION 5.
                                 PARTICIPATION

     Eligible employees become Participants in the Plan by authorizing payroll deductions or other contributions to the Plan through the execution of a "Participation Form" filed with the Plan Administrator no later than fifteen
(15) days prior to the start date of a Purchase Period.


                                   SECTION 6.
                        PAYROLL DEDUCTIONS/CONTRIBUTIONS

     (a) In order to purchase Shares each Participant must elect and indicate on the Participation Form the amount he/she wishes to authorize the Company to deduct at regular payroll intervals during the Purchase Period, expressed either as (1) an integral percentage amount of such Participant's Base Pay for the applicable payroll period, with a minimum deduction of $10.00 per payday and a maximum percentage to be set by the Committee, or (2) a dollar amount to be deducted pro rata at regular payroll intervals during the Purchase Period, with a minimum deduction of $10.00 per payday and a maximum dollar amount per payday to be set by the Committee. The Committee shall determine from time to time whether method (1) or (2), or both, shall be utilized. The Participation Form will include authorization for the Company to make payroll deductions from the Participant's Base Pay. In addition to the foregoing, with respect to the Initial Purchase Period, each Participant may indicate on the Participation Form an amount he/she wishes to contribute to his/her account for the exercise of his/her Purchase Rights with respect to such Initial Purchase Period, subject to the limitation of Section 6(b). The Participant shall forward with the Participation Form a cash payment equal to such amount.

     (b) Purchase Rights granted to a Participant under the Plan for any calendar year may not represent Shares with a value in excess of Twenty Five Thousand Dollars ($25,000.00). The Twenty Five Thousand Dollar ($25,000.00) limit is determined based upon the Fair Market Value of the Shares subject to a Purchase Right as of the first day (or the grant date, if different) of the Purchase Period during which such Purchase Rights are granted. Participants will be notified if this limitation becomes applicable to them.

     (c) The amounts deducted from the Participant's Base Pay or otherwise contributed by the Participant shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the Participant's Base Pay or otherwise contributed may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Shares during a Purchase Period.

     (d) Payroll deductions shall begin on the first payday of each Purchase Period, and shall end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and, except with respect to the Initial Purchase Period, may purchase Shares only through payroll deductions. Notwithstanding the above, a Participant on an approved leave of absence may continue participating in the Plan by making cash payments to the Company within a normal pay period equal to the amount of the normal payroll deduction had the leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate upon the expiration of twelve (12) weeks of leave, unless the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract, in which case termination of the right to participate will occur upon the expiration of such extended period.

     (e) So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Purchase Period the Participant:

         (i) elects a different rate by filing a new Participation Form with the Plan Administrator; or

         (ii) withdraws from the Plan in accordance with Section 9 hereof.


                                   SECTION 7.
                            GRANT OF PURCHASE RIGHT

     (a) Subject to Section 7(d) and Section 7(e) hereof, and the effective date provisions of Section 17, at 5:01 p.m. Eastern Standard Time, on the last day of each Purchase Period (the Exercise Date), each Participant who has not withdrawn from the Plan pursuant to Section 9 shall be deemed to have been granted a Purchase Right as of the first day of the Purchase Period to purchase as many whole Shares as can be purchased with the balance credited to such Participant's account as of the Exercise Date. The balance remaining in each Participant's account, if any, will be held for the purchase of Shares in the next succeeding Purchase Period or otherwise applied in accordance with the terms hereof.

     (b) The price at which each Purchase Right to purchase Shares shall be exercised is the lower of:

          (i) 85% of the Fair Market Value of the Shares on the first day of a Purchase Period; provided, however, that if during any Purchase Period a registration statement is declared effective by the Securities and Exchange Commission with respect to an initial public offering of the Shares, the price shall be 85% of the price to the public in such offering; or

          (ii) 85% of the Fair Market Value of the Shares on the last Trading Day of such Purchase Period.

     (c) The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to set a maximum dollar value Purchase Right for that Purchase Period, subject to the limitations in Section 6(b). The maximum dollar value will continue in effect from Purchase Period to Purchase Period until the Committee once again exercises its power to adjust the limitation.

     (d) Notwithstanding anything to the contrary contained herein, each Participant who has not withdrawn from the Plan pursuant to Section 9 during the Initial Purchase Period, shall be deemed to have been granted a Purchase Right with respect to the Initial Purchase Period as of the first day of the trading of the Shares on the Nasdaq National Market.

     (e) Notwithstanding anything to the contrary contained herein, no Participant shall be entitled to exercise any Purchase Right unless and until a registration statement has been filed and declared effective by the Securities and Exchange Commission with respect to an initial public offering of the Shares.


                                   SECTION 8.
                           EXERCISE OF PURCHASE RIGHT

     (a) Subject to Section 7(e) and the effective date provisions of Section 17, each outstanding Purchase Right shall be deemed automatically exercised as of 5:01 p.m. of the Exercise Date (the last day of the Purchase Period). The exercise of the Purchase Right is accomplished by applying the balance credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date as many whole Shares as can be purchased at the purchase price in effect for the Purchase Period. The balance remaining in each Participant's account, if any, will be held for the purchase of Shares in the next succeeding Purchase Period or otherwise applied in accordance with the terms hereof.

     (b) If a Participant purchases the maximum share amount determined in accordance with the terms of Section 7(c), any amount not applied to the purchase of Shares for that Purchase Period will be held for the purchase of Shares in the next Purchase Period.

     (c) If the number of Shares for which Purchase Rights are exercised exceeds the number of Shares available in any Purchase Period under the Plan, the Shares available for exercise will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Shares under the Plan will be refunded to the Participants after the end of the Purchase Period.

                                   SECTION 9.
                 WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS

     (a) A Participant may withdraw from the Plan during a Purchase Period by providing written notice to the Plan Administrator on or before 5:00 p.m. of the last business day of such Purchase Period. Such withdrawal will become effective upon receipt by the Plan Administrator of such notice, payroll deductions will cease as soon as is administratively feasible from the date of such notice, and no additional payroll deductions will be made on behalf of such Participant during the Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the Plan Administrator for that purpose. The Withdrawal Form will permit a Participant to elect to receive all accumulated payroll deductions and any other contributions made by the Participant as a refund without penalty or to exercise such Participant's outstanding Purchase Rights to purchase Shares on the following Exercise Date in the amount of all payroll deductions withheld during the Purchase Period or other contributions made to the Participant's account prior to the Participant's withdrawal.

     (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan until the second (2nd) Purchase Period following the Purchase Period of withdrawal. A Participant wishing to resume participation may re-enroll in the Plan by completing and filing a new Participation Form for a subsequent Purchase Period by following the applicable enrollment procedures.

     (c) If a Participant ceases to be an employee of the Company or a parent or subsidiary of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded to the Participant.



                                  SECTION 10.
                             RIGHTS AS SHAREHOLDER

     (a) A Participant is not a shareholder with respect to Shares to be purchased during a Purchase Period until the Purchase Right is exercised on the Exercise Date. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date on Shares purchased during the Purchase Period.

     (b) Upon a written request made to the Custodian, the Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased Shares. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of Shares in the form of stock certificates from the Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.


                                  SECTION 11.
                     SALE OF SHARES ACQUIRED UNDER THE PLAN

     (a) Participants may sell the Shares they acquire under the Plan only in compliance with the restrictions set forth below.

          (i) Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan and with respect to the sale of Shares obtained under the Plan, including, but not limited to, the Company's Insider Trading Policy, as the same may exist from time to time.

          (ii) Shares obtained under the Plan by a Participant must comply with the Company's Insider Trading Policy, as the same may exist from time to time.

          (iii) No Participant purchasing Shares under the Plan shall be entitled to sell such Shares until the latest to occur of (A) the date which is one hundred eighty (180) days after the Effective Date; or (B) the first day of the second (2nd) Purchase Period immediately following the Purchase Period in which the Shares were obtained. For purposes of this restriction, the Company may, at its option, include the following legend on any certificates representing the Shares so purchased:


     "The shares represented by this Certificate are subject to certain restrictions on sale and disposition contained in the Information Management Resources, Inc. Employee Stock Purchase Plan, a copy of which is on file with the Corporation."

     (b) In order to insure compliance with the restrictions and requirements herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. By executing the Participation Form, each Participant acknowledges and agrees to the Company's rights described in this Section 11(b).

     (c) A Participant shall immediately inform the Plan Administrator in writing if the Participant transfers any Shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of Shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

     (d) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.


                                  SECTION 12.
                              PLAN ADMINISTRATION

     (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

     (b) The Committee shall have the plenary power, subject to and within the limited of the express provisions of the Plan:

         (i) to determine the commencement and termination date of the offering of Shares under the Plan; and

         (ii) to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

     (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding the Shares and/or cash contributions as may be necessary or desirable for the administration of the Plan.

     (d) The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.


                                  SECTION 13.
                                TRANSFERABILITY

     (a) Any account maintained by the Custodian for the benefit of a Participant with respect to Shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form (the "Joint Account Form") provided by the Company.

     (b) Neither payroll deductions or other contributions credited to a Participant's account nor any Purchase Rights or other rights to acquire Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.


                                  SECTION 14.
                      MERGER OR LIQUIDATION OF THE COMPANY

     In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company is acquired by another company, or in the event of certain other similar transactions, the Committee may, in its sole discretion and in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled outstanding Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole and fractional Shares (subject to the maximum dollar limitation, if any, of Section 7(c)) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied will be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each Share as to which such Participant's outstanding Purchase Rights are exercised, as nearly as reasonably may be determined by the Committee, in its sole discretion, the securities or property that a holder of one Share was entitled to receive upon the merger.

                                  SECTION 15.
                    ADJUSTMENT FOR CHANGES IN CAPITALIZATION

     To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding common stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Shares effected without the Company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments may be made retroactively effective to the beginning of the Purchase Period in which the change in capitalization occurs, and any such adjustment will be made by the Committee in its sole discretion.


                                  SECTION 16.
                           AMENDMENT AND TERMINATION

     The Committee may terminate or amend the Plan at any time, subject to the following restrictions. First, the provisions of Sections 4, 5, 6, 7 and 8 which govern the formula for the automatic grant of Purchase Rights under the Plan may not be amended more than once in any six (6) month period. Second, any termination or amendment made to the Plan may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of Shares under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Shares reserved for grant under the Plan.


                                  SECTION 17.
                    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

     The Plan is subject to the approval of shareholders of the Company holding a majority of the shares of the Common Stock.

     The Plan shall be deemed to have been adopted as of the Effective Date upon the date of its approval by the shareholders of the Company. Until the Plan is approved by the shareholders, no Purchase Rights shall be deemed granted or exercised under Sections 7 and 8. Upon approval of the Plan by the Company's shareholders, Purchase Rights shall be deemed granted and exercised as of the appropriate dates in the Plan as of the Effective Date, and Shares purchased shall be deemed purchased as of the applicable Exercise Date. In the event the Plan is not approved by the shareholders on or before December 31, 1996, the Plan shall be deemed not to have been adopted, and all payroll deduction amounts withheld on behalf of Participants pursuant to Section 6 shall be refunded to such Participants.


                                  SECTION 18.
                              NO EMPLOYMENT RIGHTS

     Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person's employment at any time, with or without cause.

                                  SECTION 19.
                                     COSTS

     Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian may be shared by the Participant and the Company, to the extent provided in this
Section 19. Any brokerage fees and commissions for the purchase of Shares under the Plan (including Shares purchased upon reinvestment of dividends and distributions) will be shared equally by the Participant and the Company, but any brokerage fees and commissions for the sale of Shares under the Plan by a Participant will be borne by such Participant.


                                  SECTION 20.
                                    REPORTS

     After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Shares for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of the contributions (if any) carried over to the next Purchase Period.


                                  SECTION 21.
                                 GOVERNING LAW

     The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Florida, without giving effect to principles of conflicts of laws, and applicable Federal law.


                                  SECTION 22.
                  COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS

     The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Shares upon exercise of Purchase Rights until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, listing or other require action with respect to any automated quotation system or stock exchange upon which the Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.


                                  SECTION 23.
                                 EFFECT OF PLAN

     The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.